UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (date of earliest event reported): December 31, 2013

                                DNA BRANDS, INC.
             (Exact name of registrant as specified in its charter)

          Colorado                      000-53086               26-0394476
------------------------------      -------------------     -------------------
 (State or other jurisdiction       (Commission File No.)   (IRS Employer
     of incorporation)                                      Identification No.)

                              506 N.W. 77th Street
                           Boca Raton, Florida, 33487
                   ------------------------------------------
          (Address of principal executive offices, including Zip Code)


      Registrant's telephone number, including area code: (954) 978-8401

                                       N/A
                     --------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 3.02.  Unregistered Sales of Equity Securities

      On May 3, 2013 the Company issued 150,000 shares of its Series C preferred stock to Darren Marks, an officer and director of the Company, in settlement of $100,000 owed by the Company to Mr. Marks; and issued 150,000 shares of its Series C preferred stock to Mel Leiner, an officer and director of the Company, in settlement of $100,000 owed by the Company to Mr. Leiner. Each Series C share entitles the holder to 300 votes on all matters submitted to a vote of the Company's shareholders.

      During the second quarter of 2013, the Company sold $65,000 in convertible notes. The notes bear interest at 12% per annum, which is payable in cash at the time of maturity. The notes are convertible at any time prior to maturity into 216,667 shares of the Company's common stock. As further inducement, the Company issued the note holders warrants to purchase 216,667 shares of the Company's common stock. The warrants are exercisable at a price of $1.50 per share and expire on February 28, 2017. As of December 31, 2013, two of the notes totaling $35,000 in principal were converted into 316,667 shares of the Company's common stock.

      On September 17, 2013, the Company sold a convertible note in the amount of $50,000. The note bears interest at 6% per annum, which is payable in shares of the Company's common stock at the time of conversion or maturity. The note is convertible at any time prior to maturity at a conversion price equal to 70% of the lowest closing bid price of the Company's common stock on the four previous trading days prior to the day of conversion, but not less than $0.0001.

      The following shows the number of shares of the Company's common stock sold and/or issued during the twelve-month period ended December 31, 2013:

                                                                    Value of
                                                 Shares Issued   Shares Issued

Common stock issued in exchange for services       20,681,061       $526,907
Common stock issued as employee compensation        1,800,000         56,000
Conversion of convertible notes into common stock   7,931,530        278,588
Common stock sold in private offerings              9,176,664        216,800
                                                   ----------     ----------
      Total                                        39,589,255     $1,078,295
                                                   ==========     ==========

     The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with the sale or issuance of the shares described above. The persons who acquired these shares were sophisticated investors and were provided full information regarding the Company's business and operations. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these shares acquired them for their own accounts. The certificates representing these shares bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid to any person in connection with the sale or issuance of these shares.


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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 2, 2014

                                    DNA BRANDS, INC.


                                    By: /s/ Melvin Leiner
                                        --------------------------------
                                        Melvin Leiner, Principal
                                         Financial and Accounting Officer